UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 7, 2015
CAMDEN PROPERTY TRUST
(Exact name of Registrant as Specified in Charter)

Texas	1-12110	76-6088377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
11 Greenway Plaza, Suite 2400, Houston, Texas 77046
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (713) 354-2500
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On August 7, 2015, Camden Property Trust, a Texas real estate investment trust (the "Company"), entered into a Second Amended and Restated Credit Agreement (the "Credit Agreement") with Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, Deutsche Bank AB New York Branch, PNC Bank National Association, Regions Bank, SunTrust Bank, The Bank of Nova Scotia, U.S. Bank National Association and Wells Fargo Bank, National Association, as Documentation Agents, Branch Banking and Trust Company, Credit Suisse AG, Cayman Islands Branch, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Managing Agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Joint Bookrunners and each lender from time to time party thereto for a $600 million unsecured credit facility, which may be expanded by up to an additional $300 million upon the satisfaction of certain conditions. The Credit Agreement amends and restates the Company's existing credit facility to, among other things, extend the maturity date of the new credit facility to an initial term ending on August 7, 2019, which may be extended at the Company's option for two additional six-month periods.

The Credit Agreement provides for an interest rate based upon, at the Company's option, (a) one-, two-, three- or six-month LIBOR, plus, in each case, a spread based on the Company's credit rating, and (b) a base rate equal to the higher of (i) the Federal Funds Rate plus 0.50%, (ii) Bank of America, N.A.'s prime rate and (iii) one-month LIBOR plus 1.0%.

Certain of the Company's subsidiaries have guaranteed the payment and performance of all of the Company's obligations under the Credit Agreement. The Company intends to use the proceeds from this credit facility for general corporate purposes, which may include the repayment of indebtedness, the redemption or other repurchase of outstanding debt or equity securities, funding for development activities and financing for acquisitions. The description herein of the Credit Agreement is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Credit Agreement, a copy of which is filed as Exhibit 99.1 hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(c)    Exhibits.

Exhibit
Number    Title

99.1
Second Amended and Restated Credit Agreement dated as of August 7, 2015 among Camden Property Trust, as the Borrower, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, Deutsche Bank Securities Inc., PNC Bank National Association, Regions Bank, SunTrust Bank, The

Bank of Nova Scotia, U.S. Bank National Association and Wells Fargo Bank, National Association, as Documentation Agents, Branch Banking and Trust Company, Credit Suisse AG, Cayman Islands Branch and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Managing Agents, and the other lenders party thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Joint Bookrunners

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2015

CAMDEN PROPERTY TRUST,

By:	/s/ Michael P. Gallagher
Name:	Michael P. Gallagher
Title:	Senior Vice President - Chief Accounting
Officer

EXHIBIT INDEX

Exhibit
Number    Title

99.1
Second Amended and Restated Credit Agreement dated as of August 7, 2015 among Camden Property Trust, as the Borrower, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, Deutsche Bank Securities Inc., PNC Bank National Association, Regions Bank, SunTrust Bank, The Bank of Nova Scotia, U.S. Bank National Association and Wells Fargo Bank, National Association, as Documentation Agents, Branch Banking and Trust Company, Credit Suisse AG, Cayman Islands Branch and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Managing Agents, and the other lenders party thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Joint Bookrunners

5